EXHIBIT 10.82

Loan extension contract

Lender (Party A) Wang Qingyuan

Borrower (Party B) Solarmax Technology (Shanghai) Co.,Ltd

Now Party B has applied to Party A for extension of the loan period due to the expansion of production and operation. Both Party A and Party B have reached the following supplementary agreement through negotiation:

1. The funds that Party B should borrow from Party A in accordance with the original contract are RMB 5,000,000.00 which shall expire on December 31, 2019. It is now agreed to postpone the payment until March 31, 2020.

2. Borrowing rates and interest

1) The interest rate and interest of the postponed loan shall be implemented in accordance with the original contract.

2) Interest is calculated quarterly from the date of extension.

3) When the deferred repayment period expires, the deferred interest will be settled with the principal.

3. After the extension, other rights and obligations of Party A and Party B shall be implemented in related matters and in accordance with the terms stipulated in the original contract.

4. This agreement is effective from the date of signature and seal of both parties. This agreement is in duplicate, and both parties A and B shall hold one copy, which has the same legal effect.

Signed date : December 28, 2019